Exhibit 5.1

Primega Group Holdings Limited 71 Fort Street, PO Box 500 George Town, Grand Cayman KY1-1106 Cayman Islands	D +852 3656 6054/ 3656 6061 E: nathan.powell@ogier.com/ florence.chan@ogier.com

Reference: FYC/AGC/510630.00001
10 September 2024

Dear Sirs

Primega Group Holdings Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to a resale by certain selling shareholders of the Company as identified in the Registration Statement (collectively, the Selling Shareholders) of up to 2,205,000 ordinary shares, with a par value of US$0.00005 each, which are presently issued and outstanding (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 14 April 2024 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	the amended and restated memorandum and articles of association of the Company adopted by the special resolutions dated 18 July 2024 and effected on 24 July 2024 (respectively, the Memorandum and the Articles);

(c)	a certificate of good standing dated 23 July 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a copy of the register of directors and officers of the Company as at 5 August 2024 (the ROD);

(e)	a copy of the register of members of the Company dated 16 July 2024 (the ROM);

(f)	a copy of the listed shareholder list of the Company as at 19 August 2024 (the Listed ROM, and together with the ROD and ROM, the Registers);

(g)	a certificate from a director of the Company dated 10 September 2024 as to certain matters of facts (the Director’s Certificate);

(h)	copies of the written resolutions of all the directors of the Company dated 14 April 2022, 5 December 2023 and 28 February 2024 (the Board Resolutions);

(i)	a copy of the written resolutions of all the shareholders of the Company dated 28 February 2024; and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company’s property or assets; and

(i)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	Based solely on the Memorandum, the authorised share capital of the Company is US$50,000 consisting of 1,000,000,000 ordinary shares of par value US$0.00005 each.

Valid Issuance of Resale Shares

(c)	The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(d)	The statements contained in the Registration Statement in the section headed “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Income taxes - Cayman Islands”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Prospectus Summary - Enforceability of Civil Liabilities”, “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and resale of the Resale Shares while the Registration Statement is effective.

Yours faithfully

Ogier